EXHIBIT 99.1

        IASIS Healthcare Announces First Quarter 2007 Results

    FRANKLIN, Tenn.--(BUSINESS WIRE)--Feb. 6, 2007--IASIS
Healthcare(R) LLC ("IASIS") today announced financial and operating results for the fiscal first quarter ended December 31, 2006.

    Net revenue for the first quarter totaled $416.8 million, an increase of 9.8%, compared with $379.5 million for the prior year quarter. Adjusted EBITDA for the first quarter totaled $55.4 million, compared with $38.8 million for the prior year quarter. A table describing adjusted EBITDA and reconciling net earnings to adjusted EBITDA is included in this press release in the attached Supplemental Consolidated Statements of Operations Information. Net earnings for the first quarter totaled $10.6 million, compared with $1.2 million for the prior year quarter.

    Results for the prior year quarter ended December 31, 2005, were negatively affected by the temporary closure and disruption of operations at the Company's Port Arthur, Texas facility, The Medical Center of Southeast Texas, as a result of damage incurred during Hurricane Rita. Included in the results for the first quarter of fiscal 2007 are $1.9 million of business interruption insurance recoveries related to Hurricane Rita.

    Net patient revenue per adjusted admission increased 4.6% in the first quarter, compared with the prior year quarter. Admissions and adjusted admissions increased 4.5% and 3.6%, respectively, in the first quarter, compared with the prior year quarter. Excluding The Medical Center of Southeast Texas, admissions and adjusted admissions increased 1.3% and 1.5%, respectively, in the first quarter, compared with the prior year quarter.

    In commenting on the quarterly results, David R. White, chairman and chief executive officer of IASIS, said, "We are pleased with the results of the first fiscal quarter. Our company experienced improvements, both operationally and financially, during the current quarter. We believe this is a good start to the new fiscal year, especially as it compares with the first fiscal quarter of last year when Hurricane Rita forced the temporary closure of our hospital in Port Arthur, Texas. As we move forward, we will continue to focus on our proven operating strategies and our commitment to providing healthcare services that meet the unique needs of our communities."

    IASIS' uninsured discount program, which became effective during the third quarter of fiscal 2006, resulted in $12.3 million in discounts being provided to uninsured patients during the first quarter of fiscal 2007. The Company's uninsured discount program had the effect of reducing net revenue and the provision for bad debts by generally corresponding amounts. Adjusting for the impact of uninsured discounts, net patient revenue per adjusted admission increased 8.8% in the first quarter, compared with the prior year quarter. A table describing the impact of adjusting for the uninsured discount program is included in this press release in the attached Supplemental Operating Measures Adjusted for Comparative Analysis.

    On January 31, 2007, the Company completed its acquisition of Glenwood Regional Medical Center in West Monroe, Louisiana. The 242-bed hospital was purchased for approximately $81.0 million, subject to final net working capital and other purchase price adjustments.

    A listen-only simulcast and 30-day replay of IASIS' first fiscal quarter conference call will be available by clicking the "For Investors" link on the Company's website at www.iasishealthcare.com beginning at 11:00 a.m. Eastern Time on February 6, 2007. A copy of this press release will also be available on the Company's website.

    IASIS, located in Franklin, Tennessee, is a leading owner and operator of medium-sized acute care hospitals in high-growth urban and suburban markets. The Company operates its hospitals with a strong community focus by offering and developing healthcare services targeted to the needs of the markets it serves, promoting strong relationships with physicians and working with local managed care plans. IASIS owns or leases 15 acute care hospitals and one behavioral health hospital with a total of 2,448 beds in service and has total annual net revenue of approximately $1.7 billion. These hospitals are located in six regions: Salt Lake City, Utah; Phoenix, Arizona; Tampa-St. Petersburg, Florida; three cities in Texas, including San Antonio; Las Vegas, Nevada; and West Monroe, Louisiana. IASIS is currently constructing Mountain Vista Medical Center, a new 172-bed hospital located in Mesa, Arizona. IASIS also owns and operates a Medicaid and Medicare managed health plan in Phoenix that serves over 115,600 members. For more information on IASIS, please visit the Company's website at www.iasishealthcare.com.

    Some of the statements we make in this press release are forward-looking within the meaning of the federal securities laws, which are intended to be covered by the safe harbors created thereby. Those forward-looking statements include all statements that are not historical statements of fact and those regarding our intent, belief or expectations including, but not limited to, the discussions of our operating and growth strategy (including possible acquisitions and dispositions), financing needs, projections of revenue, income or loss, capital expenditures and future operations. Forward-looking statements involve known and unknown risks and uncertainties that may cause actual results in future periods to differ materially from those anticipated in the forward-looking statements. Those risks and uncertainties include, among others, the risks and uncertainties related to our ability to generate sufficient cash to service our existing indebtedness, our substantial level of indebtedness that could adversely affect our financial condition, our ability to retain and negotiate favorable contracts with managed care plans, changes in legislation that may significantly reduce government healthcare spending and our revenue, our hospitals' competition for patients from other hospitals and healthcare providers, our hospitals facing a growth in bad debts resulting from increased self-pay volume and revenue, our ability to recruit and retain quality physicians, our hospitals' competition for staffing which may increase our labor costs and reduce profitability, our failure to consistently enhance our hospitals with the most recent technological advances in diagnostic and surgical equipment that would adversely affect our ability to maintain and expand our markets, our failure to comply with extensive laws and government regulations, the outcome of (and expenses incurred in connection with) an ongoing Office of Inspector General investigation, the possibility that we may become subject to federal and state investigations in the future, our ability to satisfy regulatory requirements with respect to our internal controls over financial reporting under Section 404 of the Sarbanes-Oxley Act of 2002, a failure of our information systems that would adversely affect our ability to properly manage our operations, an economic downturn or other material change in any one of the regions in which we operate, potential liabilities because of claims brought against our facilities, increasing insurance costs that may reduce our cash flows, the impact of certain factors, including severe weather conditions and natural disasters, on our revenue and volume trends at our hospitals, our ability to control costs at Health Choice, the possibility of Health Choice's contract with the Arizona Health Care Cost Containment System being discontinued or experiencing materially reduced reimbursements, significant competition from other healthcare companies and state efforts to regulate the sale of not-for-profit hospitals that may affect our ability to acquire hospitals, difficulties with the integration of acquisitions that may disrupt our ongoing operations, difficulties with construction and opening of our new hospital that may require unanticipated capital expenditures and start-up costs, the significant capital expenditures that would be involved in the construction of other new hospitals that could have an adverse effect on our liquidity, the rising costs for construction materials and labor that could have an adverse impact on the return on investment relating to our new hospital and other expansion projects, state efforts to regulate the construction or expansion of hospitals that could impair our ability to operate and expand our operations, our dependence on key personnel, the loss of one or more of which could have a material adverse effect on our business, potential responsibilities and costs under environmental laws that could lead to material expenditures or liability, the possibility of a decline in the fair value of our reporting units that could result in a material non-cash change to earnings and those risks, uncertainties and other matters detailed in the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 2006.

    Although we believe that the assumptions underlying the forward-looking statements contained in this press release are reasonable, any of these assumptions could prove to be inaccurate, and, therefore, there can be no assurance that the forward-looking statements included in this press release will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, you should not regard the inclusion of such information as a representation by the Company or any other person that our objectives and plans will be achieved. We undertake no obligation to publicly release any revisions to any forward-looking statements contained herein to reflect events and circumstances occurring after the date hereof or to reflect the occurrence of unanticipated events.



                         IASIS HEALTHCARE LLC
          Consolidated Statements of Operations (Unaudited)
                            (in thousands)

                                                   Three Months Ended
                                                      December 31,
                                                   -------------------
                                                     2006      2005
                                                   --------- ---------
Net revenue:
  Acute care revenue                               $309,048  $286,427
  Premium revenue                                   107,786    93,038
                                                   --------- ---------
         Total net revenue                          416,834   379,465

Costs and expenses:
  Salaries and benefits                             125,394   112,751
  Supplies                                           47,245    45,710
  Medical claims                                     89,695    79,189
  Other operating expenses                           60,858    57,506
  Provision for bad debts                            31,748    37,019
  Rentals and leases                                  8,450     8,510
  Interest expense, net                              17,286    17,156
  Depreciation and amortization                      16,907    18,909
  Management fees                                     1,047     1,050
  Business interruption insurance recoveries         (1,918)        -
                                                   --------- ---------
         Total costs and expenses                   396,712   377,800

Earnings before loss on disposal of assets,
 minority interests and income taxes                 20,122     1,665
Loss on disposal of assets, net                      (1,537)       (5)
Minority interests                                   (1,341)      302
                                                   --------- ---------

Earnings before income taxes                         17,244     1,962
Income tax expense                                    6,661       800
                                                   --------- ---------

Net earnings                                        $10,583    $1,162
                                                   ========= =========




                         IASIS HEALTHCARE LLC
                     Consolidated Balance Sheets
                            (in thousands)

                                               Dec. 31,     Sept. 30,
                                                 2006         2006
                                             ------------- -----------
                                               (Unaudited)
               ASSETS

Current assets:
  Cash and cash equivalents                       $70,107     $95,415
  Accounts receivable, net                        185,812     182,452
  Inventories                                      34,485      34,299
  Deferred income taxes                            38,976      41,416
  Prepaid expenses and other current assets        41,959      41,841
                                             ------------- -----------
         Total current assets                     371,339     395,423

Property and equipment, net                       748,567     727,048
Goodwill                                          756,479     756,479
Other intangible assets, net                       38,250      39,000
Other assets, net                                  47,560      49,885
                                             ------------- -----------
         Total assets                          $1,962,195  $1,967,835
                                             ============= ===========

               LIABILITIES AND EQUITY

Current liabilities:
  Accounts payable                                $58,774     $73,351
  Salaries and benefits payable                    35,054      29,082
  Accrued interest payable                          9,819      19,965
  Medical claims payable                           80,958      81,822
  Other accrued expenses and other current
   liabilities                                     50,092      49,087
  Current portion of long-term debt and
   capital lease obligations                        7,188       7,432
                                             ------------- -----------
         Total current liabilities                241,885     260,739

Long-term debt and capital lease obligations      887,825     889,513
Deferred income taxes                              84,243      81,179
Other long-term liabilities                        48,565      47,611
Minority interest                                  32,598      32,297

Equity:
  Member's equity                                 667,079     656,496
                                             ------------- -----------
         Total liabilities and equity          $1,962,195  $1,967,835
                                             ============= ===========




                         IASIS HEALTHCARE LLC
          Consolidated Statements of Cash Flows (Unaudited)
                            (in thousands)

                                                   Three Months Ended
                                                      December 31,
                                                  --------------------
                                                    2006       2005
                                                  ---------- ---------
Cash flows from operating activities:
  Net earnings                                      $10,583    $1,162
  Adjustments to reconcile net earnings to net
   cash provided by operating activities:
       Depreciation and amortization                 16,907    18,909
       Amortization of loan costs                       753       732
       Minority interests                             1,341      (302)
       Deferred income taxes                          5,504       677
       Loss on disposal of assets, net                1,537         5
       Changes in operating assets and
        liabilities:
         Accounts receivable                         (3,360)  (11,271)
         Inventories, prepaid expenses and other
          current assets                               (304)   (7,023)
         Accounts payable, other accrued expenses
          and other accrued liabilities             (12,986)    1,820
                                                  ---------- ---------
            Net cash provided by operating
             activities                              19,975     4,709
                                                  ---------- ---------

Cash flows from investing activities:
  Purchases of property and equipment               (43,800)  (32,248)
  Change in other assets                              1,489      (405)
                                                  ---------- ---------
            Net cash used in investing activities   (42,311)  (32,653)
                                                  ---------- ---------

Cash flows from financing activities:
  Payment of debt and capital lease obligations      (1,932)   (2,040)
  Distribution of minority interests                 (1,240)     (798)
  Proceeds from (costs incurred for) sale of
   partnership interests                                200      (102)
                                                  ---------- ---------
            Net cash used in financing activities    (2,972)   (2,940)
                                                  ---------- ---------

Decrease in cash and cash equivalents               (25,308)  (30,884)
Cash and cash equivalents at beginning of period     95,415    89,097
                                                  ---------- ---------
Cash and cash equivalents at end of period          $70,107   $58,213
                                                  ========== =========

Supplemental disclosure of cash flow information:
  Cash paid for interest                            $29,326   $27,455
                                                  ========== =========
  Cash paid for income taxes, net                      $316      $314
                                                  ========== =========




                         IASIS HEALTHCARE LLC
                   Segment Information (Unaudited)
                            (in thousands)

                        For the Three Months Ended December 31, 2006
                       -----------------------------------------------
                                    Health
                       Acute Care    Choice  Eliminations Consolidated
                       ----------- --------- ------------ ------------
Acute care revenue       $309,048        $-           $-     $309,048
Premium revenue                 -   107,786            -      107,786
Revenue between
 segments                   2,678         -       (2,678)           -
                       ----------- --------- ------------ ------------
  Net revenue             311,726   107,786       (2,678)     416,834

Salaries and benefits     121,983     3,411            -      125,394
Supplies                   47,161        84            -       47,245
Medical claims                  -    92,373       (2,678)      89,695
Other operating
 expenses                  57,144     3,714            -       60,858
Provision for bad debts    31,748         -            -       31,748
Rentals and leases          8,195       255            -        8,450
Business interruption
 insurance recoveries      (1,918)        -            -       (1,918)
                       ----------- --------- ------------ ------------
  Adjusted EBITDA (1)      47,413     7,949            -       55,362

Interest expense, net      17,286         -            -       17,286
Depreciation and
 amortization              16,020       887            -       16,907
Management fees             1,047         -            -        1,047
                       ----------- --------- ------------ ------------
Earnings before loss on
 disposal of assets,
 minority interests and
 income taxes              13,060     7,062            -       20,122
Loss on disposal of
 assets, net               (1,537)        -            -       (1,537)
Minority interests         (1,341)        -            -       (1,341)
                       ----------- --------- ------------ ------------
  Earnings before
   income taxes           $10,182    $7,062           $-      $17,244
                       =========== ========= ============ ============
Segment assets         $1,819,795  $142,400                $1,962,195
                       =========== =========              ============
Capital expenditures      $43,711       $89                   $43,800
                       =========== =========              ============
Goodwill                 $750,722    $5,757                  $756,479
                       =========== =========              ============




                        For the Three Months Ended December 31, 2005
                      ------------------------------------------------
                                   Health
                      Acute Care    Choice  Eliminations  Consolidated
                      ----------- --------- ------------- ------------
Acute care revenue      $286,427        $-            $-     $286,427
Premium revenue                -    93,038             -       93,038
Revenue between
 segments                  2,097         -        (2,097)           -
                      ----------- --------- ------------- ------------
  Net revenue            288,524    93,038        (2,097)     379,465

Salaries and benefits    109,831     2,920             -      112,751
Supplies                  45,652        58             -       45,710
Medical claims                 -    81,286        (2,097)      79,189
Other operating
 expenses                 54,507     2,999             -       57,506
Provision for bad
 debts                    37,019         -             -       37,019
Rentals and leases         8,232       278             -        8,510
                      ----------- --------- ------------- ------------
  Adjusted EBITDA (1)     33,283     5,497             -       38,780

Interest expense, net     17,156         -             -       17,156
Depreciation and
 amortization             18,071       838             -       18,909
Management fees            1,050         -             -        1,050
                      ----------- --------- ------------- ------------
Earnings (loss) before
 loss on disposal of
 assets, minority
 interests and taxes      (2,994)    4,659             -        1,665
Loss on disposal of
 assets, net                  (5)        -             -           (5)
Minority interests           302         -             -          302
                      ----------- --------- ------------- ------------
  Earnings (loss)
   before income taxes   $(2,697)   $4,659            $-       $1,962
                      =========== ========= ============= ============
Segment assets        $1,744,737  $105,883                 $1,850,620
                      =========== =========               ============
Capital expenditures     $32,170       $78                    $32,248
                      =========== =========               ============
Goodwill                $748,618    $5,757                   $754,375
                      =========== =========               ============

(1) Adjusted EBITDA represents net earnings before interest expense, income tax expense, depreciation and amortization, management fees, loss on disposal of assets and minority interests. Management fees represent monitoring and advisory fees paid to Texas Pacific Group ("TPG"), the Company's majority financial sponsor, and certain other members of IASIS Investment LLC. Management routinely calculates and communicates adjusted EBITDA and believes that it is useful to investors because it is commonly used as an analytical indicator within the healthcare industry to evaluate hospital performance, allocate resources and measure leverage capacity and debt service ability. In addition, the Company uses adjusted EBITDA as a measure of performance for its business segments and for incentive compensation purposes. Adjusted EBITDA should not be considered as a measure of financial performance under generally accepted accounting principles (GAAP), and the items excluded from adjusted EBITDA are significant components in understanding and assessing financial performance. Adjusted EBITDA should not be considered in isolation or as an alternative to net earnings, cash flows generated by operating, investing, or financing activities or other financial statement data presented in the condensed consolidated financial statements as an indicator of financial performance or liquidity. Adjusted EBITDA, as presented, differs from what is defined under the Company's senior secured credit facilities and may not be comparable to similarly titled measures of other companies.




                         IASIS HEALTHCARE LLC
      Consolidated Financial and Operating Data (1) (Unaudited)

                                                   Three Months Ended
                                                      December 31,
                                                  --------------------
                                                    2006       2005
                                                  ---------  ---------
Consolidated Hospitals (1):
Number of hospitals at end of period                    14         14
Beds in service at end of period                     2,206      2,228
Average length of stay (days)                          4.5        4.5
Occupancy rates (average beds in service)             49.7%      48.0%
Admissions                                          22,304     21,346
  Percentage change                                    4.5%
Adjusted admissions                                 36,193     34,923
  Percentage change                                    3.6%
Patient days                                       100,768     96,079
Adjusted patient days                              157,624    151,820
Outpatient revenue as a % of gross patient revenue    35.7%      36.0%

(1) Consolidated financial and operating data is presented on a same facility basis for the periods presented.




                         IASIS HEALTHCARE LLC
   Supplemental Consolidated Statements of Operations Information
                              (Unaudited)
                            (in thousands)

                                               Three Months Ended
                                                  December 31,
                                           --------------------------
                                               2006         2005
                                           ------------- ------------
Consolidated Results:
Net earnings                                    $10,583       $1,162
Add:
  Interest expense, net                          17,286       17,156
  Income tax expense                              6,661          800
  Depreciation and amortization                  16,907       18,909
  Loss on disposal of assets, net                 1,537            5
  Minority interests                              1,341         (302)
  Management fees                                 1,047        1,050
                                           ------------- ------------
Adjusted EBITDA (1)                             $55,362      $38,780
                                           ============= ============

(1) Adjusted EBITDA represents net earnings before interest expense, income tax expense, depreciation and amortization, management fees, loss on disposal of assets and minority interests. Management fees represent monitoring and advisory fees paid to TPG, the Company's majority financial sponsor, and certain other members of IASIS Investment LLC. Management routinely calculates and communicates adjusted EBITDA and believes that it is useful to investors because it is commonly used as an analytical indicator within the healthcare industry to evaluate hospital performance, allocate resources and measure leverage capacity and debt service ability. In addition, the Company uses adjusted EBITDA as a measure of performance for its business segments and for incentive compensation purposes. Adjusted EBITDA should not be considered as a measure of financial performance under GAAP, and the items excluded from adjusted EBITDA are significant components in understanding and assessing financial performance. Adjusted EBITDA should not be considered in isolation or as an alternative to net earnings, cash flows generated by operating, investing, or financing activities or other financial statement data presented in the condensed consolidated financial statements as an indicator of financial performance or liquidity. Adjusted EBITDA, as presented, differs from what is defined under the Company's senior secured credit facilities and may not be comparable to similarly titled measures of other companies.




                         IASIS HEALTHCARE LLC
  Supplemental Operating Measures Adjusted for Comparative Analysis
                              (Unaudited)
                 Three Months Ended December 31, 2006
           (in thousands, except for statistical measures)







                                                          Non-GAAP
                                GAAP       Uninsured       Adjusted
                                Amounts   Discounts(2)    Amounts(3)
                              ---------- -------------- --------------


Acute Care Segment:
Net revenue (1)                $311,726        $12,341       $324,067
Salaries and benefits           121,983              -        121,983
Supplies                         47,161              -         47,161
Other operating expenses         57,144              -         57,144
Provision for bad debts          31,748         12,341         44,089
Rentals and leases                8,195              -          8,195
Net patient revenue per
 adjusted admission              $8,471           $341         $8,812
Percentage change from prior
 year                               4.6%                          8.8%


                                              GAAP %         Non-GAAP
                                                of             % of
                                              Revenue       Revenue(3)
                                        ------------------- ----------
                                          2006      2005      2006
                                        --------- --------- ----------

Acute Care Segment:
Net revenue (1)                            100.0%    100.0%     100.0%
Salaries and benefits                       39.1      38.1       37.6
Supplies                                    15.1      15.8       14.6
Other operating expenses                    18.3      18.9       17.6
Provision for bad debts                     10.2      12.8       13.6
Rentals and leases                           2.6       2.9        2.5




(1) Acute care revenue represents total net revenue of the segment prior to the elimination of revenue between segments.

(2) Includes the impact of discounts provided to uninsured patients for the period. During the third quarter of fiscal 2006, IASIS implemented an uninsured discount program offering discounts to all uninsured patients receiving healthcare services who do not qualify for assistance under state Medicaid, other federal or state assistance plans or charity care. In the acute care segment, IASIS recorded $12.3 million of uninsured discounts during the first quarter of fiscal 2007.

(3) Acute care revenue, the provision for bad debts and certain operating expense categories as a percentage of acute care revenue have been adjusted to present certain financial measures on a basis comparative with prior periods. Management believes these non-GAAP financial measures are useful for the purpose of providing disclosure of the Company's results of operations consistent with those used by management. While management believes these non-GAAP financial measures provide useful information for period-to-period comparisons, GAAP measures should be used when evaluating financial performance or liquidity.

    CONTACT: IASIS Healthcare
             Investor contact:
             W. Carl Whitmer
             Chief Financial Officer
             615-844-2747
             or
             News media contact:
             Tomi Galin
             Vice-President, Marketing & Communications
             615-467-1255